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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 20, 2002




                                 PERRIGO COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)







   MICHIGAN                     0-19725                      38-2799573
---------------               ------------               ------------------
(State of other               (Commission                (I.R.S. Employer
Jurisdiction of               File Number)                Identification
 Incorporation)                                           Number)




515 Eastern Avenue, Allegan, Michigan                           49010
------------------------------------------                  --------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451
--------------

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ITEM 5.  Other Events

The Perrigo Company announced that it has entered into settlement agreements with the remaining defendants in a civil antitrust lawsuit. The terms of the settlements resulted in aggregate payments to the Company, net of attorney fees and expenses, of $3.1 million on August 19, 2002 by these defendants.

In the first quarter of fiscal 2003, the Company will recognize a pre-tax gain of $3.1 million. The effect on net income and earnings per share will be approximately $2.0 million and $.03, respectively. The payments will be included in unusual litigation in the consolidated statement of income.

The receipt of this payment concludes this litigation.



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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PERRIGO COMPANY
                                       (Registrant)



                                       By: /s/ Douglas R. Schrank
                                           ----------------------------
Dated: August 20, 2002                     Douglas R. Schrank
                                           Executive Vice President and
                                           Chief Financial Officer